UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2004; Amendment to Form 8-K filed on April 29, 2004

PRIMUS TELECOMMUNICATIONS GROUP,
INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02                                       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

 (a)          On October 15, 2004, the audit committee of Primus Telecommunications Group, Incorporated (the “Company”), in consultation with the Company’s management and the independent registered public accounting firm, determined, among other things, to amend the Company’s consolidated financial statements included as part of the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 29, 2004 (the “Original 8-K”) to restate basic weighted average common shares outstanding and basic and diluted income per common share.

The financial statements contained in the Original 8-K were filed to satisfy a reporting requirement, concerning Primus Telecommunications Holding, Inc. and its issuance of 8% senior notes due 2014 (the “Notes”) that are guaranteed by the Company, in January 2004, that was triggered on April 29, 2004 in connection with the filing of a registration statement concerning transactions involving the Notes.

Concurrently, the Company is filing a Form 10-K/A for the year ended December 31, 2003 (the “10-K/A”) concerning the foregoing matters, and the financial statements contained therein (the “Revised Financial Statements”) will supersede in its entirety the Company’s financial statements included as part of the Original 8-K, which should not be relied upon. The contents of the 10-K/A are incorporated by reference herein to amend the Original 8-K and supersede the financial statements included therein.  Therefore, the Revised Financial Statements constitute the reports that should be exclusively relied upon.

(b) and (c)  Not applicable.

SIGNATURE:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated:	October 15, 2004	By:	/s/ Neil L. Hazard

Neil L. Hazard
Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)